EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of MidAmerican Energy Holdings Company of our report dated May 26, 2006 relating to the financial statements of PacifiCorp, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/	PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Portland, Oregon

September 14, 2007